Putnam RetirementReady 2010 Fund
1/31/05 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	101
Class B   *
Class C   *

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	134

74U1 (000s omitted)

Class A	510
Class B	1
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	802

* Represents less than (000s omitted)

74V1

Class A	57.98
Class B	57.09
Class C	57.11

74V2

Class M	57.14
Class R	57.16
Class Y	60.45